Exhibit 10.3

CUSTODIAL AGREEMENT

          THIS CUSTODIAL AGREEMENT is made as of April 1, 2005 (as amended, modified or supplemented from time to time, this “Agreement”), by and among CATERPILLAR FINANCIAL SERVICES CORPORATION, as originator and as servicer (the “Originator” and the “Servicer”, respectively), CATERPILLAR FINANCIAL FUNDING CORPORATION, as seller (the “Seller”), CATERPILLAR FINANCIAL ASSET TRUST 2005-A (the “Trust”), U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Indenture Trustee”), and U.S. BANK NATIONAL ASSOCIATION, as custodian (the “Custodian”).

RECITALS

          WHEREAS, before the Closing Date the Originator is the owner of the Receivables;

          WHEREAS, pursuant to the Purchase Agreement, the Originator will sell the Receivables to the Seller;

          WHEREAS, pursuant to the Sale and Servicing Agreement, the Seller will sell the Receivables acquired pursuant to the Purchase Agreement to the Trust;

          WHEREAS, pursuant to the Indenture, the Trust will Grant to the Indenture Trustee, as trustee all of the Trust’s right, title and interest in, to and under the Receivables and the other assets of the Trust;

          WHEREAS, during such time as the Originator, the Seller, the Trust or the Indenture Trustee owns or has an interest in the Receivables, such Person or Persons shall be referred to herein as the “Receivables Holder,” and the Custodian shall hold all Receivables for the benefit of the Originator, the Seller, the Trust and the Indenture Trustee during such time as such Person is a Receivables Holder;

          WHEREAS, in connection with the foregoing, the parties hereto desire to provide for the custody and management of the Receivables transferred pursuant to the Purchase Agreement, the Sale and Servicing Agreement and the Indenture (each, a “Transfer”);

          WHEREAS, the Custodian is a financial institution regulated by the Comptroller of the Currency of the United States;

          WHEREAS, the Originator, the Seller, the Trust and the Indenture Trustee, during such time as each such Person is a Receivables Holder, desire to have the Custodian (i) hold the Receivables as custodian for each such party, (ii) take possession of the Contracts and the Receivable Files related to the Receivables, along with certain other documents specified in this Agreement, as the custodian for, and bailee of, such Receivables Holder in accordance with the terms and conditions of this Agreement, and (iii) retain possession of the Contracts and Receivable Files and such other documents as custodian for and bailee of the Indenture Trustee; and the Custodian is willing and able to perform the duties and obligations of a custodian and bailee as set forth herein; and

          WHEREAS, the Servicer will act as servicer of the Receivables pursuant to the Sale and Servicing Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Originator, the Servicer, the Seller, the Trust, the Indenture Trustee and the Custodian hereby agree as follows:

ARTICLE I

DEFINITIONS

          Section 1.1. Definitions. Certain capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings assigned them in the Sale and Servicing Agreement, dated as of April 1, 2005 (as amended, modified or supplemented from time to time, the “Sale and Servicing Agreement”), among the Trust, the Seller and the Servicer or in the Indenture, dated as of April 1, 2005 (as amended, modified or supplemented from time to time, the “Indenture”), between the Trust and the Indenture Trustee. All references in this Agreement to Articles, Sections, Subsections and Exhibits are to the same contained in or attached to this Agreement unless otherwise specified. All terms defined in this Agreement shall have the defined meanings when used in any certificate, notice or other document made or delivered pursuant hereto unless otherwise defined therein. As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control. The words “hereof,” “herein,” “hereunder,” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the term “including” shall mean “including without limitation”; and the term “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          Section 1.2. Interpretation of the Agreement. In interpreting any mistake or ambiguity contained herein, the parties hereto agree to resolve any such mistakes or ambiguities in favor of the Indenture Trustee.

ARTICLE II

CUSTODIAL ARRANGEMENT

          Section 2.1. Appointment as Custodian. Subject to the terms and conditions hereof, the Seller, the Trust and the Indenture Trustee, as their interests may appear, hereby appoint U.S. Bank National Association, and U.S. Bank National Association hereby accepts such appointment, as Custodian to maintain custody of the Receivables, the Contracts and the Receivable Files during such time as each such Person is a Receivables Holder.

          Section 2.2. Maintenance of Office. The Custodian agrees to maintain each Receivable File identified in Section 3.03 of the Sale and Servicing Agreement and Section 2.04 of the Purchase Agreement at its office located at 4040 S. Eastern Avenue, Suite 344, Las Vegas, Nevada 89119, or at such of its other offices in Nevada as Custodian shall designate from time to time after giving the Originator, the Seller, the Trust, each of the Rating Agencies and the Indenture Trustee prior written notice, which office shall be maintained separate from the offices of the Originator, the Seller and the Servicer and shall be at all times under the exclusive dominion of the Custodian. None of the Custodian’s employees shall be employees of the Originator, the Seller, the Servicer or any of the Servicer’s Affiliates.

ARTICLE III

CUSTODIAL ARRANGEMENT

          Section 3.1. Transfer of Receivables; Delivery of Documents. Within 30 days of the Closing Date, the Originator shall deliver, or cause to be delivered, to the Custodian, the Receivable Files, including the Original Contract evidencing each Receivable.

          On the date on which the Originator delivers the Receivable Files to the Custodian (the “Delivery Date”), the Originator shall deliver to the Custodian a transfer certificate in form of Exhibit C (a “Transfer Certificate”), acknowledging the Transfer of the Receivables from the Originator to the Seller pursuant to the Purchase Agreement. Upon its receipt of such Transfer Certificate, the Custodian shall acknowledge such Transfer Certificate (as provided thereon) and deliver to the Seller a Custodian Certification (as defined in Section 3.2) (the “Seller’s Custodian Certification”) certifying that it is holding the Receivable Files delivered to it by the Originator on behalf of the Seller.

          Upon receipt of the Seller’s Custodian Certification, the Seller shall deliver to the Custodian a Transfer Certificate acknowledging the Transfer of the Receivables from the Seller to the Trust pursuant to the Sale and Servicing Agreement. Upon its receipt of such Transfer Certificate, the Custodian shall acknowledge such Transfer Certificate as provided thereon and deliver to the Trust a Custodian Certification (the “Trust’s Custodian Certification”) certifying that it is holding the Receivable Files delivered to it by the Originator on behalf of the Trust.

          Upon receipt of the Trust’s Custodian Certification, the Trust shall deliver to the Custodian a Transfer Certificate acknowledging the Transfer of the Receivables from the Trust to the Indenture Trustee pursuant to the Indenture. Upon its receipt of such Transfer Certificate, the Custodian shall acknowledge such Transfer Certificate as provided thereon and deliver to the Indenture Trustee a Custodian Certification (the “Trustee’s Custodian Certification”) certifying that it is holding the Receivable Files delivered to it by the Originator on behalf of the Indenture Trustee.

          Custodian hereby acknowledges receipt of the Purchase Agreement, the Sale and Servicing Agreement and the Indenture. Custodian further acknowledges that, on the Delivery

Date and pursuant to this Agreement, the Purchase Agreement, the Sale and Servicing Agreement and the Indenture, Custodian will be given possession of the Receivable Files relating to the Receivables constituting a portion of the Collateral, each of which Receivables will be described specifically on Schedule A to each of the Purchase Agreement, the Sale and Servicing Agreement and the Indenture, a copy of which will be delivered to Custodian simultaneously with the delivery of the Receivable Files relating thereto. On and after the Delivery Date and the completion of the Transfers described above, and so long as this Agreement shall remain in effect, Custodian shall hold the Receivable Files now and thereafter, from time to time, in its sole custody and control as custodian for and bailee of the Indenture Trustee, as trustee, unless and until released from the lien of the Indenture and otherwise in accordance with the Sale and Servicing Agreement, in which event, Custodian shall hold the Receivables and the Receivable Files as trustee and bailee for the benefit of the applicable Receivables Holder.

          Section 3.2. Certification. Custodian shall hold all documents in each Receivable File on behalf of the Indenture Trustee pursuant to this Agreement. Upon consummation of a Transfer in accordance with terms hereof, Custodian shall, with respect to the Receivables transferred to a Receivables Holder in connection with a Transfer, number, execute and deliver to the applicable Receivables Holder (with a copy to the Servicer) one or more certifications (each, a “Custodian Certification”) in the form attached as Exhibit A. Upon issuance of a Custodian Certification with respect to any Transfer, the Custodian Certification relating to such Receivable previously delivered shall be deemed and marked cancelled with respect to such Receivable.

          Section 3.3. Release of Receivable Files. From time to time and as provided in the Sale and Servicing Agreement, Custodian is hereby authorized, upon written request of Servicer (with the approval of the Indenture Trustee, which approval shall not be unreasonably withheld) in the form annexed as Exhibit B, to release to the Servicer the Receivable File related to any Receivable or the specific documents identified in such request to the Servicer. All documents so released to the Servicer shall be held by it in trust for the benefit of the Indenture Trustee. Servicer shall return the Receivable File, or such other documents which have been released to Servicer, to Custodian when Servicer’s need therefor in connection with a foreclosure, modification, termination or repossession no longer exists, unless the Receivable shall be satisfied in full or liquidated, in which case, upon receipt of a certification to such effect from Servicer to Custodian in the form annexed as Exhibit B, the related Receivable File shall be released by Custodian to Servicer, and Custodian shall thereupon reflect any such liquidation on the related Receivable. Pursuant to Section 4.07 of the Sale and Servicing Agreement, (i) the Servicer shall return a Receivable File released to it within five Business Days of such release and (ii) if such Receivable File has not been returned to the Custodian within such five Business Day period, the Servicer shall repurchase the related Receivable.

          Notwithstanding anything herein or in any other Basic Document to the contrary, (i) the Servicer shall return any Receivable File released to it in connection with a modification or extension of a Receivable to the Custodian on the same day such file is released and (ii) the Custodian shall not release a Receivable File to the Servicer in connection with a modification or extension of a Receivable if, after giving effect to the release of such Receivable File, the aggregate Principal Balance of all Receivables having released Receivable Files in connection with modifications and extensions exceeds $500,000.

          Section 3.4. Purchase; Payment In Full. Upon the purchase of any Receivable pursuant to Section 3.02, 3.05 or 4.07 of the Sale and Servicing Agreement or Section 6.02 of the Purchase Agreement, or upon the payment in full of any Receivable, which shall be evidenced by Custodian’s receipt of the request for release in the form annexed hereto as Exhibit B, Custodian shall promptly release the related Receivable File to Servicer and the security interest in such Receivable and related Receivable File granted by the Trust to the Indenture Trustee pursuant to the Indenture shall terminate without any further action by the Custodian, the Originator, the Seller or the Indenture Trustee.

          Section 3.5. Other Duties of Custodian. The Custodian shall have and perform the other following powers and duties:

     (a) Safekeeping. To segregate the Receivables and Receivable Files from all other receivables, leases and installment sale contracts and similar records in its possession, to identify the Receivable Files as being held and to hold the Receivable Files for and on behalf of the Receivables Holders (which, on and after the Delivery Date, shall be the Indenture Trustee), to maintain accurate records pertaining to each Contract and Receivable in the Receivable Files, to provide monthly a list of all Receivable Files held by it, together with a current exception report, and to provide such information as is necessary to enable the Servicer to deliver the reports and notifications required by Section 4.09 of the Sale and Servicing Agreement. Custodian will promptly report to the Indenture Trustee any failure on its part to hold the Receivable Files as herein provided and promptly take appropriate action to remedy any such failure.

     (b) Administration; Reports. In general, to attend to all non-discretionary details in connection with maintaining custody of the Receivable Files on behalf of the Receivables Holders as may be expressly provided herein or as may be required or customary for a custodian or bailee. In addition, Custodian shall assist the Indenture Trustee and the Servicer (at Servicer’s cost) generally in the preparation of reports to holders or to regulatory bodies to the extent necessitated by Custodian’s custody of the Receivable Files.

          Section 3.6. Access to Records. Custodian shall permit the Indenture Trustee and its duly authorized agents, attorneys or auditors to inspect the Receivable Files and the books and records maintained by the Custodian pursuant hereto at such reasonable times as they may reasonably request, subject only to compliance with the terms of the Sale and Servicing Agreement.

          Section 3.7. Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee and may conclusively rely on such instructions. In addition, the Custodian may conclusively rely upon any release request delivered to it in the form attached as Exhibit B duly executed by an authorized officer of the Servicer as set forth on Annex 1 to Exhibit B and, if required by the terms thereof, by the Indenture Trustee.

ARTICLE IV

OWNERSHIP AND TRANSFER OF RECEIVABLES

          Section 4.1. Transfer of Receivables. The delivery of Receivables in connection with any Transfer shall occur in the following manner:

     (i) Upon receipt of a Transfer Certificate, Custodian shall deliver a Custodian Certification certifying that it is holding the Receivable Files delivered to it on behalf of the transferee referred to in such Transfer Certificate;

     (ii) Custodian shall within 15 days of its receipt of the delivery of the Receivable Files:

     (a) determine whether each Receivable File listed on the Schedule of Receivables has been delivered to Custodian, and whether Custodian is able to deliver a Custodian Certification certifying that it is in possession of each Receivable File;

     (b) promptly advise the applicable Receivables Holder, the Indenture Trustee, the Originator, the Servicer, the Seller and each of the Rating Agencies by telephone or by facsimile transmission if it determines that any Receivable File referred to in clause (a) above has not been so delivered and take no further action under this Section 4.1 until it determines that such Receivable File has been so delivered; and

     (c) upon determining that such Receivable File has been so delivered, Custodian shall issue and deliver to applicable Receivables Holder a Custodian Certification certifying that it is in possession of each Receivable File.

          Section 4.2. Substitution and Purchase of Receivables. The purchase of Receivables pursuant to Section 6.02 of the Purchase Agreement and Section 3.02, Section 3.05(b) or Section 4.07 of the Sale and Servicing Agreement shall occur in the following manner:

     (i) On or before the date of such purchase, the Servicer shall send the Indenture Trustee notice, with a copy to Custodian, indicating the Receivables to be purchased and the aggregate purchase prices to be paid on such date.

     (ii) Upon receiving written confirmation in the form annexed as Exhibit B, from the Seller and the Trust that they have received the applicable Purchase Amount, Custodian shall return to the applicable party (as identified to the Custodian by the Indenture Trustee) Receivable Files related to the Receivables purchased on such date.

          Section 4.3. No Service Charge for Transfer of Receivables. No service charge shall be made for any transfer of Receivables, but Custodian may require payment from the relevant transferor (other than the Indenture Trustee) of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer of Receivables.

          Section 4.4. Defeasance. When a Receivable is purchased by the Servicer, the Seller or the Originator pursuant to the terms of the Purchase Agreement and the Sale and Servicing Agreement, the applicable Receivables Holder’s interest in such Receivable and all Collateral with respect to such Receivable shall terminate, such Receivable and related Collateral shall be conveyed to the Servicer, the Seller or the Originator, as applicable, and the Receivables Holder’s rights, title and interest therein shall cease, and the Indenture Trustee shall execute such instruments acknowledging termination and discharge of such pledge and security interest as are required by applicable law.

ARTICLE V

CUSTODIAN

          Section 5.1. Representations, Warranties and Covenants of Custodian. Custodian hereby represents and warrants to, and covenants with, the Originator, the Seller, the Servicer, the Trust and the Indenture Trustee, that as of the date of each Custodian Certification:

     (i) Custodian is duly organized, validly existing and in good standing under the laws of the United States;

     (ii) Custodian has the full power and authority to hold each Receivable, to hold title to the Receivables as custodian on behalf of the Receivables Holders, and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Custodian, enforceable against it in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

     (iii) Neither the execution and delivery of this Agreement, the delivery of Receivables to Custodian, the issuance of the Custodian Certifications, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of Custodian’s charter or bylaws or any agreement or instrument to which Custodian is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Custodian or its property is subject; except that no representation or warranty is made as to compliance with laws and regulations, other than those of the United States and the State of Illinois, relating to qualifications, licensure or regulation of custodians of receivables originated in states other than Illinois;

     (iv) Custodian does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

     (v) To Custodian’s knowledge after due inquiry, there is no litigation pending or threatened, which if determined adversely to Custodian, would adversely affect the execution, delivery or enforceability of this Agreement, or any of the duties or obligations of Custodian hereunder, or which would have a material adverse effect on the financial condition of Custodian;

     (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Custodian of or compliance by Custodian with this Agreement or the consummation of the transactions contemplated hereby; except that no representation or warranty is made as to consents, approvals, authorizations or orders of any courts or governmental agencies or bodies, other than those of the United States and the State of Illinois, relating to qualifications, licensure or regulation of custodians of receivables originated in states other than Illinois;

     (vii) Upon written request of the Indenture Trustee, Custodian shall take such steps as requested by the Indenture Trustee to protect or maintain any interest in any Receivable; and

     (viii) The Custodian has not been notified by any party other than the Originator, the Seller, the Trust and the Indenture Trustee that any such third party claims an interest in the Receivables or the Receivable Files nor is any such party requesting the Custodian to act as a bailee with respect to the Receivables or the Receivable Files.

          Custodian makes no representations or warranties as to the validity, legality, sufficiency, enforceability, perfection, genuineness or prior recorded status of any of the documents contained in each Receivable File or the collectability, insurability, effectiveness or suitability of any Receivable.

          Section 5.2. Charges and Expenses. The Seller will pay all fees of Custodian in connection with the performance of its duties hereunder in accordance with written agreements to be entered into from time to time between the parties hereto and Custodian, including fees and expenses of counsel incurred by Custodian in the performance of its duties hereunder; provided, however, that (i) Custodian shall in no event acquire any lien upon any Receivable deposited under this Agreement or the Purchase Agreement or the Sale and Servicing Agreement, or any claim against any Receivables Holder by reason of the failure of the Seller to pay any of such charges or expenses and (ii) in the event the Seller fails to pay the fees and expenses of Custodian as set forth in such written agreements, Custodian shall have no obligation to take actions or incur costs in connection with this Agreement unless the Seller or another Person has made adequate provision for payment of Custodian’s fees and expenses. The Seller shall indemnify the Custodian against payment of any documentary stamp taxes, intangible taxes and other similar taxes, penalties and interest incurred in connection with the Receivables and the transactions contemplated hereby.

          Section 5.3. No Adverse Interests. Custodian covenants and warrants to the Originator, the Seller, the Servicer, the Trust and the Indenture Trustee, that as of the date of each Custodian Certification: (i) it holds no adverse interest, by way of security or otherwise, in any Receivable; and (ii) the execution of this Agreement and the creation of the custodial relationship hereunder does not create any interest, by way of security or otherwise, of Custodian in or to any Receivable, other than Custodian’s rights as custodian hereunder.

          Section 5.4. Inspections. Upon reasonable prior written notice to Custodian, the Servicer, the Seller, the Indenture Trustee, the Trust and such Person’s agents, accountants, attorneys and auditors will be permitted during normal business hours to examine Custodian’s documents, records and other papers in possession of or under the control of Custodian relating to the Receivables.

          Section 5.5. Insurance. Custodian shall, at its own expense, maintain at all times during the existence of this Agreement and keep in full force and effect, (1) fidelity insurance, (2) theft of documents insurance, and (3) forgery insurance subject to deductibles, all as is customary for amounts and with insurance companies reasonably acceptable to the Servicer and the Indenture Trustee. A certificate of the respective insurer as to each such policy or a blanket policy for such coverage shall be furnished to the Servicer or the Indenture Trustee, upon request, containing the insurer’s statement or endorsement that such insurance shall not terminate prior to receipt by such party, by registered mail, of 10 days advance notice thereof.

          Section 5.6. Limitation of Liability. Custodian assumes no obligation, and shall be subject to no liability, under this Agreement, except for its negligence or willful misconduct in the performance of the obligations and duties as are specifically set forth herein. Custodian shall not be liable for any action or non-action by it in reliance on advice of counsel believed by it in good faith to be competent to give such advice. Custodian may rely and shall be protected in acting upon any written notice, order, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Except with respect to the willful misconduct of the Custodian, neither the Custodian nor its directors, officers and agents shall be held liable for any indirect or consequential damages resulting from any action taken or omitted to be taken by it or them under or in connection with this Agreement, even if advised of the possibility of such damages. The provisions of this Section 5.6 shall survive the termination of this Agreement.

          Section 5.7. Indemnification. Servicer agrees to indemnify Custodian against, and to hold it harmless from, any liabilities, and any related out-of-pocket expenses, which it may incur in connection with this Agreement, the Sale and Servicing Agreement, the Purchase Agreement or the Custodian Certifications, other than any liabilities and expenses arising out of Custodian’s negligence or willful misconduct. The Custodian agrees to indemnify, defend and hold harmless the Indenture Trustee against any liability to Noteholders or Certificateholder arising out of the negligence or willful misconduct of the Custodian (a) in the preparation or execution of any Custodian Certification or (b) resulting in the loss of Receivable Files in the custody of the Custodian. This indemnity shall include indemnification as to reasonable attorneys’ fees and costs, whether or not suit be brought, and including such fees and costs on appeal. The Indenture Trustee shall give prompt written notice to the Custodian of any claim for which indemnity is or may be sought and shall afford to the Custodian the opportunity to defend such claim.

          Section 5.8. Further Rights of Custodian.

     (a) If the Custodian is at any time uncertain of its obligations hereunder, the Custodian, upon prior written notice to the Indenture Trustee, the Trust, the Originator, the Seller and the Servicer, may refrain from taking any action with respect to such matter until such uncertainty is removed. If conflicting demands are made on the Custodian with respect to any matter, the Indenture Trustee’s demand shall control, except during the period prior to the issuance of the Trustee’s Custodian Certification pursuant to Section 3.1 hereof, when the applicable Receivables Holder’s demand shall control and the Custodian shall have the right to rely on such controlling demand. The Custodian shall have the right in any such case to interplead any or all of the documents contained in the Receivable Files in a court of competent jurisdiction and, upon delivery thereof, shall have no further obligations thereunder with respect to such documents.

     (b) The obligations of the Custodian shall be determined solely by the express provisions of this Agreement. No representation, warranty, covenant or obligation of the Custodian shall be implied with respect to this Agreement or the Custodian’s service hereunder. Without limiting the generality of the foregoing statement, except as specifically required herein, the Custodian shall be under no obligation to inspect, review or examine the Receivable Files to determine that the contents thereof are complete, genuine, enforceable or appropriate for the represented purpose or that they have been actually recorded or filed in required offices or that they are other than what they purport to be on their face.

     (c) No provision of this Agreement shall require the Custodian to spend or risk its own funds or otherwise incur financial liability in performance of its duties under this Agreement unless, pursuant to Section 5.2 hereof, adequate provision has been made for the reimbursement of the Custodian’s expenses hereunder.

ARTICLE VI

MISCELLANEOUS PROVISIONS

          Section 6.1. Amendment. This Agreement may be amended from time to time by Custodian, the Originator, the Seller, the Servicer, the Trust and the Indenture Trustee by written agreement signed by such parties and upon satisfaction of the Rating Agency Condition.

          Section 6.2. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS OF LAW), AND

THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 6.3. Notices. All demands, notices and communication hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to (i) in the case of the Servicer and the Originator, Caterpillar Financial Services Corporation, 2120 West End Avenue, Nashville, Tennessee 37203-0001, (ii) in the case of the Seller, Caterpillar Financial Funding Corporation, 4040 S. Eastern Avenue, Suite 344, Las Vegas, Nevada 89119, (iii) in the case of the Trust, c/o Chase Bank USA, National Association, as Owner Trustee, c/o JPMorgan Chase, N.A., 500 Stanton Christiana Road, OPS4, 3rd Floor, Newark, Delaware 19713, with a copy to the Administrator, Caterpillar Financial Services Corporation, 2120 West End Avenue, Nashville, Tennessee 37203-0001, (iv) in the case of the Indenture Trustee, U.S. Bank National Association, 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, (v) in the case of the Custodian, U.S. Bank National Association, 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, and (vi) in the case of the Rating Agencies, at their respective addresses set forth in the Sale and Servicing Agreement, and, in each such case, at such other addresses as may hereafter be furnished to each party hereto in writing.

          Section 6.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

          Section 6.5. No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between Custodian and the other parties hereto.

          Section 6.6. Termination of Agreement. This Agreement shall be terminated upon termination of the Sale and Servicing Agreement or at the option of Indenture Trustee on 30 days written notice to Custodian, the Servicer, the Seller, the Trust and the Originator. Concurrently with, or as soon as practicable after, the termination of this Agreement, Custodian shall redeliver the Receivable Files to the Indenture Trustee at such place as the Indenture Trustee may reasonably designate and until such redelivery, Custodian shall hold such Receivable Files in its sole custody and control as custodian for and bailee of the Indenture Trustee. In connection with the administration of this Agreement, Custodian and the Indenture Trustee may agree from time to time upon the interpretation of the provisions of this Agreement, as such interpretation may in their opinion be consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed and annexed hereto.

          Section 6.7. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 6.8. Assignment. No party hereto shall sell, pledge, assign or otherwise transfer this Agreement without the prior written consent of the other parties hereto and satisfaction of the Rating Agency Condition.

          Section 6.9. Headings. Section headings are for reference purposes only and shall not be construed as a part of this Agreement.

          Section 6.10. Advice of Counsel. Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as Custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of application federal or state law. This paragraph shall not negate Custodian’s obligations under Section 5.7.

          Section 6.11. No Petition. Custodian, by entering into this Agreement, hereby covenants and agrees that it will not at any time (whether or not this Agreement has been terminated) institute against the Seller or the Trust, or join in any institution against the Seller or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificate, the Notes, this Agreement or any of the other Basic Documents.

          Section 6.12. Resignation of Custodian.

     (a) The Custodian may at any time resign and terminate its obligations under this Agreement upon at least 90 days’ prior written notice to the Servicer and the Indenture Trustee. The Custodian may be removed at any time at the written request of the Indenture Trustee. In the event of such resignation or removal, the Indenture Trustee shall appoint a successor custodian acceptable to the Servicer, which appointment must satisfy the Rating Agency Condition. If the Indenture Trustee fails to appoint a successor custodian within 30 days, the Servicer shall appoint a successor custodian. In no event shall the resignation of the Custodian be effective until a successor custodian is duly appointed hereunder. One original counterpart of such instrument of appointment shall be delivered to each of the Servicer, the Custodian and the successor custodian. The Servicer shall notify the Rating Agencies of any such resignation or removal and the appointment of a successor custodian.

     (b) In the event of any resignation, the Custodian shall promptly transfer to the successor custodian (or to the Indenture Trustee if no successor custodian has been appointed) all of the Receivables (including the Receivable Files) in its possession under this Agreement and take such other action as may be requested by the Indenture Trustee to effect the transfer of the Custodian’s Receivable Files to the successor custodian, which shall provide a written receipt for all such transferred documents and instruments. On completion of such transfer, the Custodian shall be relieved of all further responsibilities and obligations hereunder.

          Section 6.13. Limitation of Liability of Indenture Trustee and Owner Trustee.

     (a) Notwithstanding anything contained herein to the contrary, in no event shall U.S. Bank National Association in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     (b) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Chase Bank USA, National Association, not in its individual capacity but solely as Owner Trustee, and in no event shall Chase Bank USA, National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

ORIGINATOR

CATERPILLAR FINANCIAL SERVICES
CORPORATION

By:

Name:
Title:

SERVICER

CATERPILLAR FINANCIAL SERVICES
CORPORATION, as Servicer

By:

Name:
Title:

SELLER

CATERPILLAR FINANCIAL FUNDING
CORPORATION, as Seller

By:

Name:
Title:

Custodial Agreememt

TRUST

CATERPILLAR FINANCIAL ASSET TRUST
2005-A

By:	CHASE BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:	/s/ John Cashin

Name: John Cashin
Title: Vice President

INDENTURE TRUSTEE

U.S. BANK NATIONAL ASSOCIATION, as
Indenture Trustee

By:	/s/ Melissa Rosal

Name: Melissa Rosal
Title: Vice President

CUSTODIAN

U.S. BANK NATIONAL ASSOCIATION, as
Custodian

By:	/s/ Melissa Rosal

Name: Melissa Rosal
Title: Vice President

Custodial Agreememt

EXHIBIT A

CUSTODIAN CERTIFICATION

Certification No.

[DATE]

To:	[SELLER]
[TRUST]
[INDENTURE TRUSTEE]

Re:	Custodial Agreement, dated as of April 1, 2005 (the “Custodial Agreement”), by and among Caterpillar Financial Services Corporation (the “Originator”), Caterpillar Financial Services Corporation, as Servicer (the “Servicer”), Caterpillar Financial Funding Corporation (the “Seller”), Caterpillar Financial Asset Trust 2005-A (the “Trust”), U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”) and U.S. Bank National Association, as Custodian (the “Custodian”)

Gentlemen:

          [In accordance with the provisions of Section 4.1 of the above-referenced Custodial Agreement, the Custodian hereby certifies (i) that it has received the Receivable Files delivered to it by the Originator, and (ii) that as to each Receivable, Custodian holds such Receivable and the other documents in the related Receivable File in its name as custodian solely on behalf of and for the benefit of [the Seller] [the Trust] [the Indenture Trustee], without written notice (a) of any adverse claims, liens or encumbrances, (b) that any Receivable was overdue or has been dishonored, (c) of evidence on the face of any Receivable or other document in the Receivable File of any security interest therein, or (d) of any defense against or claim to the Receivable by any other party.] [In accordance with the provisions of Section 4.1 of the above-referenced Custodial Agreement, the Custodian hereby certifies that it has received all of the Receivable Files identified on the Receivable Schedule (the “Receivable Schedule”) attached hereto dated as of April 1, 2005. The undersigned, as Custodian, confirms that the Receivable number in each Receivable File conforms to the respective Receivable number listed on the Receivable Schedule.] Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodial Agreement.

          Custodian makes no representations or warranties as to the validity, legality, sufficiency, enforceability, genuineness or prior recorded status of any of the documents contained in each Receivable File or the collectability, insurability, effectiveness or suitability of any Receivable.

A-1

          [Upon repurchase of the Receivables to which this Custodian Certification relates and payment of the applicable repurchase price, the Receivables to which this Custodian Certification relates shall be returned and released by Custodian to the Person paying such repurchase price, and this Custodian Certification shall be and be deemed to be canceled by Custodian and of no force and effect.]

as Custodian

By

Name:
Title:

A-2

EXHIBIT B

REQUEST FOR RELEASE OF DOCUMENTS

[DATE]

To:     [Custodian]

Re:	Custodial Agreement, dated as of April 1, 2005, by and among Caterpillar Financial Services Corporation (the “Originator”), Caterpillar Financial Services Corporation, as Servicer (the “Servicer”), Caterpillar Financial Funding Corporation (the “Seller”), Caterpillar Financial Asset Trust 2005-A (the “Trust”), U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”) and U.S. Bank National Association, as Custodian (“Custodian”)

          In connection with the administration of the Receivables held by you as Custodian under the above-referenced Custodial Agreement, [___], on behalf of [___], requests the release, and acknowledges receipt, of the following for the Receivable described below, for the reason indicated:

A.	Documents Released

	1a.	Installment Sale Contract or Lease b. Principal Balance

	2.	Other documents:

B.	Obligor’s Name, Address & Zip Code:

C.	Receivable Number:

D.	Reason for Requesting Documents (check one)

	1.	Receivable Paid in Full.

	2.	Receivable Repurchased Pursuant to the Purchase Agreement or the Sale and Servicing Agreement.

	3.	Receivable Liquidated.

	4.	Receivable in Foreclosure or Repossession Proceedings.

	5.	Receivable to be modified or extended.

          If box 1, 2 or 3 above is checked, and if all or part of Receivable File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Receivable. If box 1, 2 or 3 is checked, evidence of receipt of payment by the Indenture Trustee is required prior to release.

          If box 4 or 5 above is checked, upon our return of all of the above documents to you as Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

          If box 5 above is checked, after giving effect to such release, the aggregate Principal Balance of all Receivables released in connection with modifications and extensions shall not exceed $500,000. In addition, upon return of the Receivable File, we are deemed to certify that the Receivable File as returned contains the related Receivable as so modified and extended.

          If box 1, 2 or 3 above is checked, this request is only valid if also executed by the Seller and the Indenture Trustee.

          Documents released hereby in connection with a modification or extension must be returned to the Custodian on the same Business Day of release.

CATERPILLAR FINANCIAL SERVICES
CORPORATION, as Servicer

By

Name:
Title:
Date:

[ ]

By

Name:
Title:
Date:

Documents returned to Custodian:

as Custodian

By

Name:
Title:
Date:

ANNEX 1

Authorized Officers of Servicer

EXHIBIT C

TRANSFER CERTIFICATE

U.S. Bank National Association,
as Custodian under the
Custodial Agreement (defined below)	[DATE]
209 South LaSalle Street, Suite 300,
Chicago, Illinois 60604

Re:	Custodial Agreement, dated as of April 1, 2005 (the “Custodial Agreement”), by and among Caterpillar Financial Services Corporation (the “Originator”), Caterpillar Financial Services Corporation, as Servicer (the “Servicer”), Caterpillar Financial Funding Corporation (the “Seller”), Caterpillar Financial Asset Trust 2005-A (the “Trust”), U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”) and U.S. Bank National Association, as Custodian (“Custodian”)

To whom it may concern:

          Pursuant to Sections 3.1 and 4.1 of the above-referenced Custodial Agreement (capitalized terms used herein but not otherwise defined shall have the same meanings assigned to such terms in the Custodial Agreement), we hereby advise you of the Transfer by the undersigned to [the Seller][the Trust][the Indenture Trustee] of the Receivables identified on the Receivable Schedule[s] attached [hereto] [to the [Seller’s Custodian Certification] [Trust’s Custodian Certification] with respect to the undersigned which we are delivering to you for cancellation]. You are instructed to hold such Receivables for [the Seller] [the Trust] [the Indenture Trustee] and to deliver to [the Seller][the Trust][the Indenture Trustee] a [Seller’s] [Trust’s] [Trustee’s] Custodian Certification acknowledging that you hold such Receivables.

Very truly yours,

By

Name:
Title:

The Custodian hereby acknowledges receipt of the foregoing instructions and agrees to hold such Receivables solely for [the Seller] [the Trust] [the Indenture Trustee] pursuant to the Custodial Agreement.

U.S. BANK NATIONAL ASSOCIATION

By:

Name:
Title:

C-1

CUSTODIAL AGREEMENT

among

CATERPILLAR FINANCIAL SERVICES CORPORATION

Originator and Servicer

CATERPILLAR FINANCIAL FUNDING CORPORATION

Seller

CATERPILLAR FINANCIAL ASSET TRUST 2005-A

Issuer

and

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee and Custodian

Dated as of April 1, 2005

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TABLE OF CONTENTS
(continued)

EXHIBIT A CUSTODIAN CERTIFICATION	A-1
EXHIBIT B REQUEST FOR RELEASE OF DOCUMENTS	B-1
EXHIBIT C TRANSFER CERTIFICATE	C-1

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